04 February 2000

Aircraft Finance Trust
c/o Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, Delaware  19890


Subject: Half Life and Adjusted Base Value Appraisal for Fleet of 36 Aircraft The Aircraft Finance Trust ("AFT") Portfolio
            AISI File number: A0S015BVO

Ref:        (a) Data - Previous AISI Reports A9S006BVO, A9S039BVO
            (b) Data - UniCapital Fax Data 25 January 2000
            (c) Data - UniCapital Email Data 27 January 2000

Ladies and Gentlemen:

In response to your request, Aircraft Information Services, Inc. (AISI) is pleased to offer our opinion to Aircraft Finance Trust (AFT) of the half life and adjusted base values as of 31 December 1999 of the Fleet of 36 Aircraft as identified and defined in Table I and reference (a), (b) and (c) above (the 'Aircraft').

1.       Methodology and Definitions

The standard terms of reference for commercial aircraft value are 'half-life base market value' and `half-life current market value' of an 'average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT), those of 01 January 1994. AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

AISI defines a 'base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in 'new' condition, 'average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An 'average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is


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04 February 2000
AISI File No. A0S015BVO
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normal for its  intended  use and age.  AISI assumes  average  condition  unless otherwise specified in this report. 'Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

AISI defines a 'current market value', which is synonymous with the older term `fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

AISI determines an 'adjusted market value' by determining the value of known deviations from half-life condition, which may be better or worse than half-life condition, and to account for better or worse than average physical condition, and the inclusion of additional equipment, or absence of standard equipment. Our opinion of the adjusted base values of the Aircraft are derived from information and specifications supplied by GECAS in above referenced (a) data. No physical inspection of the Aircraft or their essential records was made by AISI for the purposes of this report.


2.       Valuation

Adjustments from half life have been applied based on the current maintenance status of the Aircraft as indicated to AISI by the client in the above reference
(b) and (c) data and in the previous AISI reference (a) reports and in accordance with standard AISI methods. Adjustments are calculated only where there is sufficient information to do so, or where reasonable assumptions can be made.


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04 February 2000
AISI File No. A0S015BVO
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With regard to airframe and gear maintenance,  if no time between check/overhaul
(TBO) or time since check/overhaul (TSO) information was provided, and if the total hours/cycles of the airframe do not exceed the TBO limits then the total hours/cycles of the airframe were assumed to be the TSO. This was typical of newer aircraft. If no information was provided and if the TSO could not be calculated, then half life was assumed.

With regard to the engines, on aircraft where all engines total cycles equal the total cycles of the airframe, the engine's life limit CSOs and overhaul CSOs are assumed to be the same as the total cycles of the airframe. This is typical of newer aircraft. Where this assumption can not be made, the engines are considered to be in half life condition.

All hours and cycle information provided for airframe, C Check, D Check, and gear have been projected from the Aircraft Technical & Maintenance Detail sheet dates to 31 December 1999 based on a daily utilization factor calculated for each aircraft.

It is our considered opinion that the half life and adjusted base values of the Aircraft are as follows in Table I subject to the assumptions, definitions, and disclaimers herein.

Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft or equipment. AISI has no past, present, or anticipated future interest in the subject aircraft or equipment. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.

THIS  DATA HAS BEEN  ELECTRONICALLY  COPIED  AND / OR  TRANSMITTED.  AISI HAS NO
SUBSEQUENT CONTROL OF THIS DATA AND CAN NOT ASSURE THAT IT HAS REMAINED AS ORIGINALLY RELEASED BY AISI. BY USE OF THIS DATA THE USER AGREES TO ABSOLVE AISI FROM ANY LIABILITY FOR THE USE OF OR RELIANCE ON THIS DATA, HOWSOEVER SUCH LIABILITY MAY ARISE. QUALIFIED RECIPIENTS MAY CONTACT AISI TO DETERMINE THE ACCURACY OR COMPLETENESS OF THIS DATA BY COMPARISON TO THE AISI MASTER COPY.

Sincerely,
AIRCRAFT INFORMATION SERVICES, INC.

/S/ John D. McNicol
John D. McNicol
Vice President
Appraisals & Forecasts


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
                                             Table I - AISI File A0S015BVO
                                             Report Date: 04 February 2000
                                            Values as of: 31 December 1999
                                          Fleet Valuation - The AFT Portfolio
------------------------------------------------------------------------------------------------------------------------
                                                                                     Half Life Base     Adjusted Base
                                                                                          Value             Value
       Type             MSN       DOM       YOB          Engine           MTOW          Dec 1999          Dec 1999
                                                                                        USDollars         USDollars
------------------------------------------------------------------------------------------------------------------------
     A310-300           448      Feb-88     1988       CF6-80C2A2        346,125       32,140,000        32,270,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           210      Jul-91     1991        CFM56-5A1        166,500       27,250,000        27,100,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           221      Sep-91     1991        CFM56-5A3        169,700       27,700,000        27,650,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           222      Oct-91     1991        CFM56-5A3        169,700       27,700,000        27,630,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           231      Sep-91     1991        CFM56-5A1        166,500       27,250,000        27,210,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           373      Jan-93     1993        V2500-A1         169,700       29,050,000        29,080,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           737      Sep-97     1997        CFM56-5B4        169,700       38,440,000        39,760,000
------------------------------------------------------------------------------------------------------------------------
     A320-200           749      Sep-97     1997        CFM56-5B4        169,700       38,640,000        39,930,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28333     Aug-96     1996        CFM56-3C1        135,000       30,790,000        31,440,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28548     Dec-97     1997        CFM56-3C1        124,500       32,180,000        33,740,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28554     Dec-96     1996        CFM56-3C1        139,500       31,000,000        31,810,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28557     Mar-97     1997        CFM56-3C1        139,500       32,860,000        33,810,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28558     Apr-97     1997        CFM56-3C1        139,500       32,860,000        33,750,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28559     May-97     1997        CFM56-3C1        138,500       32,810,000        33,910,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28561     Jun-97     1997        CFM56-3C1        135,000       32,650,000        32,890,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28562     Jul-97     1997        CFM56-3C1        135,000       32,650,000        32,900,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28563     Aug-97     1997        CFM56-3C1        135,000       32,650,000        33,940,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28564     Nov-97     1997        CFM56-3C1        135,000       32,650,000        33,990,000
------------------------------------------------------------------------------------------------------------------------
     B737-300          28740     Jun-98     1998        CFM56-3C1        124,500       33,840,000        35,520,000
------------------------------------------------------------------------------------------------------------------------
     B737-400          25663     Nov-92     1992        CFM56-3C1        143,500       26,720,000        26,330,000
------------------------------------------------------------------------------------------------------------------------
     B737-400          25664     Nov-92     1992        CFM56-3C1        143,500       26,720,000        26,720,000
------------------------------------------------------------------------------------------------------------------------
     B737-400          28489     Nov-96     1996        CFM56-3C1        138,500       32,570,000        33,230,000
------------------------------------------------------------------------------------------------------------------------
     B737-400          28490     Nov-96     1996        CFM56-3C1        138,500       32,570,000        33,090,000
------------------------------------------------------------------------------------------------------------------------
     B737-400          28491     Nov-96     1996        CFM56-3C1        138,500       32,570,000        33,150,000
------------------------------------------------------------------------------------------------------------------------
    B767-200ER         23805     Jul-87     1987       CF6-80C2B2        351,000       35,500,000        35,440,000
------------------------------------------------------------------------------------------------------------------------
    B767-200ER         23806     Aug-87     1987       CF6-80C2B2        351,000       35,500,000        35,460,000
------------------------------------------------------------------------------------------------------------------------
    B767-300ER         25221     Aug-91     1991       CF680C2B6F        407,000       61,530,000        61,000,000
------------------------------------------------------------------------------------------------------------------------
    B767-300ER         25403     Jan-92     1992         PW4060          409,000       65,030,000        65,420,000
------------------------------------------------------------------------------------------------------------------------
    B767-300ER         29617     Mar-99     1999       CF6-80C2B7F       412,000       86,550,000        90,720,000
------------------------------------------------------------------------------------------------------------------------
    B767-300ER         30008     May-99     1999       CF6-80C2B7F       407,000       86,550,000        90,810,000
------------------------------------------------------------------------------------------------------------------------
     DC-10-30          46584     Feb-80     1980        CF6-50C2         580,000       16,970,000        15,970,000
------------------------------------------------------------------------------------------------------------------------
     DC-10-30          48292     Feb-82     1982        CF6-50C2         580,000       18,210,000        17,800,000
------------------------------------------------------------------------------------------------------------------------
       MD83            49398     Nov-86     1986        JT8D-219         160,000       19,200,000        19,510,000
------------------------------------------------------------------------------------------------------------------------
       MD83            49791     Sep-89     1989        JT8D-219         160,000       21,750,000        21,750,000
------------------------------------------------------------------------------------------------------------------------
       MD83            53198     Apr-91     1991        JT8D-219         160,000       23,510,000        23,030,000
------------------------------------------------------------------------------------------------------------------------
       MD83            53199     Mar-92     1992        JT8D-219         160,000       24,500,000        24,310,000
------------------------------------------------------------------------------------------------------------------------

                                                    --------------------------------------------------------------------
                                                                 Total             $1,251,060,000    $1,272,070,000
                                                    --------------------------------------------------------------------


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